Exhibit 25.2

FORM T-1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2) ☐

THE BANK OF NEW YORK TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

95-3571558
(State of incorporation	(I.R.S. employer
if not a U.S. national bank)	identification no.)

700 South Flower Street
Suite 500
Los Angeles, California	90017
(Address of principal executive offices)	(Zip code)

ABN AMRO Holding N.V.
(Exact name of obligor as specified in its charter)

The Netherlands	N/A
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Gustav Mahlerlaan 10
1082 PP Amsterdam
The Netherlands
(Address of principal executive offices)	(Zip code)

ABN AMRO Bank N.V.
(Exact name of obligor as specified in its charter)

The Netherlands	N/A
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Gustav Mahlerlaan 10
1082 PP Amsterdam
The Netherlands
(Address of principal executive offices)	(Zip code)

LaSalle Funding LLC
(Exact name of obligor as specified in its charter)

Delaware	36-4484881
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

135 South LaSalle Street
Chicago, Illinois	60603
(Address of principal executive offices)	(Zip code)

Debt Securities
(Title of the indenture securities)

1.	General information. Furnish the following information as to the trustee:

	(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Comptroller of the Currency
United States Department of the
Treasury	Washington, D.C. 20219

Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

	1.	A copy of the articles of association of The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948).

	2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

	3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-121948).

	4.	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121948).

6.	The consent of the trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-121948).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

     Pursuant to the requirements of the Act, the trustee, The Bank of New York Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Chicago, and State of Illinois, on the 1st day of September, 2006.

THE BANK OF NEW YORK TRUST
COMPANY, N.A.

By:	/S/ R. Ellwanger

	Name:	R. Ellwanger
	Title:	Assistant Vice President

EXHIBIT 7

Consolidated Report of Condition of
THE BANK OF NEW YORK TRUST COMPANY, N.A.
of 700 South Flower Street, Suite 200, Los Angeles, CA 90017

     At the close of business June 30, 2006, published in accordance with Federal regulatory authority instructions.

		Dollar Amounts
		in Thousands
ASSETS

Cash and balances due from
depository institutions:
Noninterest-bearing balances
and currency and coin		3,885
Interest-bearing balances		0
Securities:
Held-to-maturity securities		63
Available-for-sale securities		64,252
Federal funds sold and securities
purchased under agreements to resell:
Federal funds sold		49,300
Securities purchased under agreements to resell		115,000
Loans and lease financing receivables:
Loans and leases held for sale		0
Loans and leases,
net of unearned income	0	0
LESS: Allowance for loan and
lease losses	0	0
Loans and leases, net of unearned
income and allowance		0
Trading assets		0
Premises and fixed assets (including
capitalized leases)		3,897
Other real estate owned		0
Investments in unconsolidated
subsidiaries and associated
companies		0
Not applicable
Intangible assets:
Goodwill		267,487
Other Intangible Assets		15,747
Other assets		39,669

Total assets		$559,300

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LIABILITIES

Deposits:
In domestic offices		2,420
Noninterest-bearing	2,420
Interest-bearing	0
Not applicable
Federal funds purchased and securities
sold under agreements to repurchase:
Federal funds purchased		0
Securities sold under agreements to repurchase		0
Trading liabilities		0
Other borrowed money:
(includes mortgage indebtedness
and obligations under capitalized
leases)		58,000
Not applicable
Not applicable
Subordinated notes and debentures		0
Other liabilities		79,825
Total liabilities		140,245

Minority interest in consolidated subsidiaries		0

EQUITY CAPITAL

Perpetual preferred stock and related surplus		0
Common stock		1,000
Surplus (exclude all surplus related to preferred stock)		321,520
Retained earnings		96,770
Accumulated other comprehensive
income		-235
Other equity capital components		0
Total equity capital		419,055

Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)		559,300

     I, William J. Winkelmann, Vice President of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

William J. Winkelmann )	Vice President

     We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Michael K. Klugman, President	)
Michael F. McFadden, MD	)	Directors (Trustees)
Frank P. Sulzberger, Vice President	)

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